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
THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                     Exhibit 11 - Computation of Earnings per Share

(in thousands, except per share data)
---------------------------------------------------------------------------------------------------------------------
                                     Fiscal 1998                     Fiscal 1997                   Fiscal 1996
                        ------------------------------- ----------------------------- -------------------------------
                              Earnings   Shares    Per    Earnings    Shares     Per      Earnings   Shares     Per
                               (Num-    (Denom-   Share     (Num-     (Denom-   Share       (Num-    (Denom-   Share
                              erator)    inator)  Amount   erator)    inator)   Amount     erator)   inator)   Amount
                              -------    -------  ------   -------    -------   ------     -------   -------   ------
Basic EPS
Earnings available to
  common stockholders          $4,974   61,543   $.08      $49,611    61,133    $.81       $100,824    60,305   $1.67
                                                 ====                           =====                           =====

Effect of Dilutive Securities
Adjustment for interest on 4%
  convertible subordinated
  notes, net of tax                 -         -                  -         -                  2,168     2,104
Adjustment for interest on 4%
  zero coupon subordinated
  notes, net of tax                 -         -                  -         -                  1,409     1,303
Common Shares assumed
  issued upon exercise of
  dilutive stock options            -       197                  -       524                      -       893
                              -------    ------            -------    ------               --------    ------

Diluted EPS
Earnings available to common
  stockholders assuming
  conversion                   $4,974    61,740   $.08     $49,611    61,657    $.80       $104,401    64,605   $1.62
                               ======    ======   ====     =======    ======    =====       =======    ======   =====


(Table Restubbed Below)

(in thousands, except per share data)
-------------------------------------------------------------------------------------------------------
                                                 Fiscal 1995                        Fiscal 1994
                                     -----------------------------------------------------------------
                                         Earnings    Shares     Per     Earnings    Shares      Per
                                          (Num-      (Denom-   Share      (Num-     (Denom-   Share
                                          erator)    inator)  Amount     erator)   inator)    Amount
                                          -------    -------  ------     -------   -------    ------
Basic EPS
Earnings available to
  common stockholders                   $81,494    59,581    $1.37      $ 75,708(1)  59,252   $1.28(1)
                                                             =====                             =====

Effect of Dilutive Securities
Adjustment for interest on 4%
  convertible subordinated
  notes, net of tax                       2,200     2,104                     897        873
Adjustment for interest on 4%
  zero coupon subordinated
  notes, net of tax                           -         -                       -          -
Common Shares assumed
  issued upon exercise of
  dilutive stock options                      -       903                       -      1,313
                                        -------     -----                --------     ------
Diluted EPS
Earnings available to common
  stockholders assuming
  conversion                            $83,694    62,588    $1.34       $ 76,605(1)  61,438   $1.25(1)
                                         ======    ======    =====        =======     ======    =====
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(1)  Includes a $4,300, or $.07 per share charge, from the cumulative effect of an accounting change for postemployment benefits. Basic earnings and basic earnings per share before the accounting change was $80,008 and $1.35, respectively. Diluted earnings and diluted earnings per share before the accounting change was $80,905 and $1.32, respectively.